EXHIBIT 10.2
AMENDMENT NO. 7 TO
AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT
          THIS AMENDMENT NO. 7 TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (the “Amendment”), dated as of July 24, 2009, among ANIXTER RECEIVABLES CORPORATION, a Delaware corporation (the “Seller”), ANIXTER INC., a Delaware corporation (“Anixter”), as the initial Servicer, each financial institution party hereto as a Financial Institution, FALCON ASSET SECURITIZATION COMPANY LLC (“Falcon”) and THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation) (“Three Pillars”), as conduits, (collectively, the “Conduits” and each individually, a “Conduit”), SUNTRUST ROBINSON HUMPHREY, INC. and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA) (“J.P. Morgan”), as managing agents (collectively, the “Managing Agents” and each individually, a “Managing Agent”) and J.P. Morgan, as agent for the Purchasers (the “Agent”).
WITNESSETH:
          WHEREAS, the Seller, Anixter, the Financial Institutions, the Conduits, the Managing Agents and the Agent are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of October 3, 2002 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”); and
          WHEREAS the parties hereto desire to amend the Agreement on the terms and conditions set forth below;
          NOW THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
     SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.
     SECTION 2. Amendments to the Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the parties hereto agree that the Agreement is amended as follows:
     (a) Section 1.2 of the Agreement is hereby amended by amending and restating the second sentence of such section in its entirety to read as follows:
     “Each Purchase Notice shall be subject to Section 6.2 hereof and, except as set forth below, shall be irrevocable and shall specify the requested (i) Purchase Price (which shall not be less than $500,000 per Purchase Group) and (ii) in the event a Conduit declines to make an Incremental Purchase and such Incremental Purchase is to be funded by the related Financial Institutions, the type of Discount Rate and Tranche Period.”

     (b) Section 1.3 of the Agreement is hereby amended by deleting the reference to “which must be a Monthly Settlement Date or a Mid-Month Report Date,” from such section in its entirety.
     (c) Section 2.6 of the Agreement is hereby amended by deleting the reference to “three (3) Business Days” appearing therein and replacing such reference with a reference to “one (1) Business Day”.
     (d) Section 5.1(g) of the Agreement is hereby amended by deleting the reference to “any Monthly Report, any Mid-Month Report” appearing therein and replacing such reference with a reference to “any Report”.
     (e) Clause (ii) of Section 5.1(t) of the Agreement is hereby amended and restated in its entirety to read as follows:
          “Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase under the Receivables Sale Agreement was an Eligible Receivable on such purchase date, and, as of the date of each Report and any other report delivered pursuant to Section 8.5, each Receivable included in the Net Receivables Balance on each such Report or other report was an Eligible Receivable.”
     (f) Clause (i) of Section 6.2 of the Agreement is hereby amended and restated in its entirety to read as follows:
          “(i) all Reports and other reports as and when due under Section 8.5;”
     (g) Section 8.5 of the Agreement is hereby amended and restated in its entirety to read as follows:
          “Section 8.5 Reports. The Servicer shall prepare and forward to each Managing Agent:
     (i) on each Determination Date, a Monthly Report;
     (ii) if (x) Rating Level II is in effect or (y) Rating Level I is in effect and the Servicer has notified the Managing Agents that it will deliver Reports as if Rating Level II were in effect, on the last Business Day of each calendar month, a Mid-Month Report containing information relating to the period from the first day of the related fiscal month to and including the Friday closest to the fifteenth day of such calendar month;
     (iii) if Rating Level III is in effect, on the Tuesday of each week (or, if such day is not a Business Day, the next succeeding Business Day), a Weekly Report containing information relating to the Weekly Period then most recently ended;
     (iv) if Rating Level IV is in effect, on each Business Day, a Daily Report containing information relating to the period since the last delivery of any Report hereunder;

     (v) at such times as either Managing Agent shall reasonably request, a report in the form of a Monthly Report updating the information contained in the most recent Monthly Report; and
     (vi) at such times as either Managing Agent shall request, a listing by Obligor of all Receivables together with an aging of such Receivables.”
     (h) Section 9.1(j) of the Agreement is hereby amended and restated in its entirety to read as follows:
          “[Intentionally Omitted.]”
     (i) Section 9.1 of the Agreement is hereby amended by adding the following new clauses (l), (m) and (n) to the end of such section:
          “(l) Failure of Seller to deliver, on or before September 23, 2009, a fully executed Collection Account Agreement (or another account control agreement that is reasonably satisfactory to the Agent) with respect to Collection Account # 8666000209 maintained at Bank of America, N.A.
          “(m) The Leverage Ratio as of the end of any Fiscal Quarter shall be greater than 3.25 to 1.00.”
          “(n) the Consolidated Fixed Charge Coverage Ratio calculated at the end of each Fiscal Quarter for the period of the immediately preceding four Fiscal Quarters shall be less than (a) 2.25 to 1.00 for any period ending prior to the last day of the fourth Fiscal Quarter of 2010, (b) 2.50 to 1.00 for any period ending on or after the last day of the fourth Fiscal Quarter of 2010 but on or prior to the last day of the fourth Fiscal Quarter of 2011 or (c) 3.00 to 1.00 for any period ending after the last day of the fourth Fiscal Quarter of 2011.”
     (j) The definition of “Applicable Margin” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Applicable Margin” means 3.50%.”
     (k) The definition of “Base Rate” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
     ““Base Rate” means:
          (a) with respect to each Financial Institution in the Falcon Purchase Group, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate for a one month Tranche Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the LIBO Rate for purposes of this definition for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day; and

          (b) with respect to each Financial Institution in the Three Pillars Purchase Group, for any day, a rate per annum equal to the greater of (i) the SunTrust Federal Funds Rate most recently determined by SunTrust Bank plus one half of one percent (0.50%), and (ii) the SunTrust Prime Rate.
          Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the SunTrust Federal Funds Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate, the SunTrust Federal Funds Rate or the LIBO Rate, respectively.”
     (l) The definition of “Credit Agreement” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
          ““Credit Agreement” means that certain Amended and Restated Five-Year Revolving Credit Agreement dated as of April 20, 2007 by and among Anixter, the Subsidiaries of Anixter identified as Borrowing Subsidiaries thereunder, Bank of America, N.A. as Administrative Agent, Wells Fargo Bank, N.A. as Syndication Agent, JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia as Co-Documentation Agents, and the lenders party thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.”
     (m) The definition of “Default Fee” set forth in Exhibit I to the Agreement is hereby amended by deleting the reference to the percentage “2.25%” appearing in such definition and replacing such percentage with the percentage “4.5%”.
     (n) The definition of the term “Dilution Reserve Ratio” set forth in Exhibit I to the Agreement is hereby amended by deleting therefrom the reference to “2.0” and replacing such reference with a reference to “Stress Factor”.
     (o) The definition of “Excluded Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
          ““Excluded Receivable” means indebtedness and other obligations owed to Originator, in respect of: (i) all accounts receivable generated by Originator’s Latin American export locations, (ii) all accounts receivable generated by Originator’s “Pacer”, “IMS”, “QSN”, “Pentacon” and “World Class Wire and Cable” divisions which are not included in Originator’s main subledger system, (iii) all accounts receivable generated by any of Originator’s divisions which are acquired after July 24, 2009 which are not included in Originator’s main subledger system, (iv) all accounts receivable owing by Obligors with the following customer numbers: 139661 or 804470 (in each case, as such customer numbers are in effect or otherwise categorized as of July 24, 2009), (v) all accounts receivable owing by Obligors with the following customer prefixes: N-N, NN+ or ORO (in each case, as such customer prefixes are in effect or otherwise categorized as of July 24, 2009) and (vi) all accounts receivable existing at Originator’s general corporate division coded WC (as such division is in effect or otherwise structured as of July 24, 2009).”

     (p) The definition of “Liquidity Termination Date” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
          ““Liquidity Termination Date” means July 23, 2010.”
     (q) The definition of “Loss Horizon Ratio” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
          ““Loss Horizon Ratio” means, for any Collection Period, a fraction (calculated as a percentage) computed by dividing (i) the aggregate Outstanding Balance of all Receivables generated during Applicable Loss Horizon Period by (ii) the aggregate Net Receivables Balance as at the last day of the most recently ended Collection Period.”
     (r) The definition of the term “Loss Reserve” set forth in Exhibit I to the Agreement is hereby amended by deleting the reference to the percentage “9%” appearing in such definition and replacing such percentage with the percentage “12%”.
     (s) The definition of the term “Loss Reserve Ratio” set forth in Exhibit I to the Agreement is hereby amended by deleting therefrom the reference to “2.0” and replacing such reference with a reference to “Stress Factor”.
     (t) The definition of “Purchase Limit” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
          ““Purchase Limit” means $200,000,000, as such amount may be increased or decreased in accordance with the provisions of Article XII.”
     (u) The definition of “Three Pillars Broken Funding Costs” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:
          ““Three Pillars Broken Funding Costs” if
          (a) any request for an Incremental Purchase is made and such Incremental Purchase does not occur; or
          (b) any Incremental Purchase or Reinvestment that is funded through the issuance of commercial paper (a “CP Rate Funding”) or any Incremental Purchase or Reinvestment that is not funded through the issuance of commercial paper (an “Alternate Rate Funding”) (i) in either such case, has its principal reduced without compliance by Seller with the notice requirements hereunder, (ii) [Reserved], (iii) in the case of a CP Rate Funding, is assigned under any Three Pillars Credit Agreement to the related Three Pillars Credit Bank for credit related reasons, due to a termination event or event of default or as required under the Three Pillars Credit Agreement or (iv) in the case of an Alternate Rate Funding, is terminated or reduced prior to the last day of the then current Settlement Period, then, the amount of “Three Pillars Broken Funding Costs” related thereto shall be equal to the excess, if any, of (1) the CP Costs and fees that would have accrued during the remainder of the Settlement Period determined by SunTrust to relate to such Incremental Purchase or Reinvestment subsequent to, as applicable, the proposed date related to such failure to complete such Incremental Funding or Reinvestment or the date of such reduction, assignment or termination, assuming that, as applicable, such Incremental Purchase or Reinvestment had occurred, such reduction, assignment or termination had not occurred or such notice had not been delivered, over (2) the income, if any, actually received during the remainder of such period by Three Pillars from investing the principal related to, as applicable, such Incremental Purchase that did not occur or such reduction, assignment or termination that did not occur. All Three Pillars Broken Funding Costs shall be due and payable hereunder upon demand.”
     (v) The definition of the term “Tranche Period” set forth in Exhibit I to the Agreement is hereby amended by deleting the phrase “one, two, three or six months” appearing in clause (a) thereof and replacing such phrase with the phrase “one, two or three months”.
     (w) The following definitions are hereby added to Exhibit I to the Agreement in the appropriate alphabetical locations:
          “Agreement Accounting Principles” means GAAP as of the date of this Agreement together with any changes in GAAP after the date hereof which are not “Material Accounting Changes” (as defined below). If any changes in GAAP are hereafter required or permitted and are adopted by Anixter International Inc. or Anixter with the agreement of its independent certified public accountants and such changes result in a material change in the method of calculation of any of the financial covenants, restrictions or standards herein or in the related definitions or terms used therein (“Material Accounting Changes”), the parties hereto agree to enter into negotiations, in good faith, in order to amend such provisions in a credit neutral manner so as to reflect equitably such changes with the desired result that the criteria for evaluating Anixter’s consolidated financial condition shall be the same after such changes as if such changes had not been made; provided, however, that no Material Accounting Change shall be given effect in such calculations until such provisions are amended in a manner reasonably satisfactory to the Required Financial Institutions. If such amendment is entered into, all references in this Agreement to Agreement Accounting Principles shall mean GAAP as of the date of such amendment together with any changes in GAAP after the date of such amendment which are not Material Accounting Changes.
          “Applicable Loss Horizon Period” means, at any time:
          (a) if Rating Level I is in effect, the four Collection Periods most recently ended;
          (b) if (x) Rating Level II is in effect or (y) Rating Level I is in effect and the Servicer has notified the Managing Agents that it will deliver Reports as if Rating Level II were in effect (and the Servicer is actually delivering Reports as if Rating Level II were in effect), the three Collection Periods most recently ended and one-half of the fourth Collection Period most recently ended;

          (c) if Rating Level III is in effect, the three Collection Periods most recently ended and one-quarter of the fourth Collection Period most recently ended; and
          (d) if Rating Level IV is in effect, the three Collection Periods most recently ended.
     For purposes of clarification, if any Applicable Loss Horizon Period includes a fraction of a Collection Period, the aggregate Outstanding Balance of all Receivables generated during such fraction of such Collection Period for purposes of calculating the Loss Horizon Ratio shall be calculated by multiplying (a) such fraction by (b) the aggregate Outstanding Balance of all Receivables generated during such Collection Period.
          “Consolidated EBITDA” means, for any period, for the Consolidated Group calculated in accordance with Agreement Accounting Principles, (i) Consolidated Net Income for such period taken as a single accounting period, plus (ii) the provision for depreciation and amortization expense of the Consolidated Group for such period, plus (iii) income taxes of the Consolidated Group for such period, and plus (iv) net interest expense of the Consolidated Group for such period; provided that there shall be excluded from Consolidated EBITDA any non-cash, non-operating gains or losses (including, without limitation, extraordinary or unusual gains or losses, gains or losses arising from the sale of capital assets or the sale of owned buildings and properties and other non-recurring gains or losses) during such period.
          “Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) the sum of Consolidated EBITDA and Rental Expense for such period to (b) the amount of Consolidated Fixed Charge Expense of the Consolidated Group for such period.
          “Consolidated Fixed Charge Expense” means, for any period, the net interest expense of the Consolidated Group (including the interest component of capital leases, the interest component of synthetic lease obligations, facility fees, and fees for standby letters of credit, excluding amortization of deferred financing fees) plus consolidated yield or discount accrued on the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or other transferees of (or of interests in) receivables of Anixter and its Subsidiaries in connection with any Receivables Securitization Transaction (as defined in the Credit Agreement) (regardless of the accounting treatment of such Receivables Securitization Transaction) and Rental Expense of the Consolidated Group for such period calculated in accordance with Agreement Accounting Principles.
          “Consolidated Funded Indebtedness” means, as of any date of determination, for the Consolidated Group on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Obligations hereunder), (b) that portion of obligations with respect to capital leases that are capitalized in the consolidated balance sheet of the Consolidated Group, (c) the principal portion of synthetic lease obligations, (d) the outstanding aggregate investment or principal amount of claims held by purchasers, assignees or transferees of (or of interests in) receivables under Receivables Securitization Transactions (as defined in the Credit Agreement), and (e) without duplication, all Accommodation Obligations (as defined in the Credit Agreement) with respect to Indebtedness of the type specified in subsections (a), (b), (c) and (d) above of Persons other than Anixter or any of its Subsidiaries.
          “Consolidated Group” means Anixter and each of its Subsidiaries.
          “Consolidated Net Income” means, for any period, for the Consolidated Group on a consolidated basis, the net income of the Consolidated Group for that period, determined in accordance with Agreement Accounting Principles.
          “Daily Report” means a report, in substantially the form of Exhibit XIII hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.
          “Debt Rating” for any Person at any time means the then current rating by (i) S&P, (ii) Moody’s or (iii) any other nationally recognized statistical rating agency of such Person’s long term public senior unsecured noncredit enhanced debt.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.
          “Fiscal Quarter” means a 13-week accounting period of Anixter ending on or about March 31, June 30, September 30 or December 31 of any fiscal year.
          “Leverage Ratio” means, as of any date of determination, for Anixter and its Subsidiaries on a consolidated basis, the ratio of (a) the Consolidated Funded Indebtedness of the Consolidated Group as of such date to (b) Consolidated EBITDA for the period of the four Fiscal Quarters ending on such date, provided that, for purposes of calculating the Leverage Ratio, Consolidated EBITDA shall be calculated on a pro forma basis (in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission) to the extent necessary to give effect to (a) any acquisition made by Anixter or any of its Subsidiaries during such period (without giving effect to any increase in Consolidated EBITDA reflecting projected synergies resulting from such acquisition) so long as, and to the extent that, (i) Anixter delivers to the Agent (which shall promptly deliver to each Financial Institution) a summary in reasonable detail of the assumptions underlying, and the calculations made, in computing Consolidated EBITDA on a pro forma basis and (ii) the Required Financial Institutions do not object to such assumptions and/or calculations within ten (10) Business Days after receipt thereof; and (b) any divestiture of a Subsidiary, division or other operating unit made during such period.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          “Rating Level” means, any of the following based upon the Debt Rating of Anixter then in effect:
          Rating Level I: Greater than or equal to BBB- by S&P and Baa3 by Moody’s;
          Rating Level II: Less than BBB- by S&P or Baa3 by Moody’s but greater than or equal to BB by S&P or Ba2 by Moody’s;
          Rating Level III: Less than BB by S&P and Ba2 by Moody’s but greater than or equal to B+ by S&P and B1 by Moody’s; and
          Rating Level IV: Less than B+ by S&P or B1 or by Moody’s or unrated by S&P or Moody’s.
     “Rental Expense” means, for any period, the total rental expense for operating leases of the Consolidated Group on a consolidated basis, as determined in accordance with Agreement Accounting Principles.
     “Report” means a Monthly Report, a Mid-Month Report, a Weekly Report or a Daily Report, as applicable.
     “Stress Factor” means, as of any date, (i) if the Servicer’s Debt Ratings are greater than or equal to BB- and Ba3 as of such date, 2.0 and (ii) at all other times, 2.25.
     “Weekly Period” means, a period commencing on a Monday and ending on the immediately following Sunday.
     “Weekly Report” means a report, in substantially the form of Exhibit XII hereto (appropriately completed), furnished by the Servicer to the Managing Agents pursuant to Section 8.5.”
     (x) The definition of “Bank One Federal Funds Rate” set forth in Exhibit I to the Agreement is hereby deleted in its entirety.
     (y) Schedule A to the Agreement is hereby replaced with Schedule A attached hereto.
     (z) Exhibit IV to the Agreement is hereby replaced with Exhibit IV attached hereto.
     (aa) The Agreement is hereby amended by adding Exhibits XII and XIII thereto in the forms of Exhibits XII and XIII attached hereto.
     SECTION 3. Effective Date. This Amendment shall become effective and shall be deemed effective as of the date first written above when:
     (a) the Agent shall have received counterparts hereof executed by each Person for which a signature block is attached hereto;

     (b) the Agent shall have received counterparts to Amendment No. 4 to Amended and Restated Receivables Sale Agreement executed by each Person for which a signature block is attached thereto;
     (c) the Seller shall have paid all invoiced audit and legal fees of Sidley Austin LLP and Protiviti Inc. incurred by the Agent in connection with the transactions contemplated by this Amendment and the Agreement; and
     (d) the Managing Agents shall have received (1) counterparts to the Third Amended and Restated Fee Letter duly executed by each Person for which a signature is attached thereto and (2) all fees payable on the date hereof pursuant to such Third Amended and Restated Fee Letter.
     SECTION 4. Representations and Warranties of the Seller Parties. In order to induce the parties hereto to enter into this Amendment, each of the Seller Parties represents and warrants to the Agent and the Purchasers, as to itself, that:
     (a) The representations and warranties of such Seller Party set forth in Section 5.1 of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and there exists no Amortization Event or Potential Amortization Event on the date hereof, provided that in the case of any representation or warranty in Section 5.1 that expressly relates to facts in existence on an earlier date, the reaffirmation thereof under this Section 4(a) shall be made as of such earlier date.
     (b) The execution and delivery by such Seller Party of this Amendment has been duly authorized by proper corporate proceedings of such Seller Party and this Amendment, and the Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of such Seller Party, enforceable against such Seller Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights generally.
     SECTION 5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.
     SECTION 6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.
     SECTION 7. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.
     SECTION 8. Execution of Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     SECTION 9. Sale and Assignment.
     (a) In consideration of the payment of $85,784.31 at or before 11:00 a.m. (New York time) on the date hereof and concurrently with the effectiveness hereof, Three Pillars hereby sells and assigns to Falcon, and Falcon hereby purchases and assumes from Three Pillars, $85,784.31 of outstanding Capital held by Three Pillars before giving effect to this Section 9 (the “Assigned Amount”). Immediately after giving effect to this Section 9, (i) Three Pillars shall hold $1,875,000 in outstanding Capital and (ii) Falcon shall hold $3,125,000 in outstanding Capital.
     (b) All accrued and unpaid fees and CP Costs in respect of the Assigned Amount until but excluding the date hereof shall be paid to SunTrust Robinson Humphrey, Inc. as Managing Agent for the Three Pillars Purchase Group, and all other amounts in respect of the Assigned Amount from and including the date hereof shall be paid to J.P. Morgan as Managing Agent for the Falcon Purchase Group.
     (c) By executing and delivering this Amendment, Three Pillars and Falcon confirm to and agree with each other, the Agent, the Managing Agents and the Financial Institutions as follows: (1) other than the representation and warranty that it has not created any Adverse Claim upon any interest being transferred hereunder, Three Pillars makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by any other Person in or in connection with the Agreement, the Liquidity Agreement or the Transaction Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of Falcon, the Agreement or any other instrument or document furnished pursuant thereto or the perfection, priority, condition, value or sufficiency of any collateral; (2) Three Pillars makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Seller, any Obligor, any Affiliate of Seller or the performance or observance by the Seller, any Obligor, any Affiliate of Seller of any of their respective obligations under the Transaction Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (3) Falcon will, independently and without reliance upon the Agent, any Conduit, any Managing Agent, the Seller or any other Financial Institution or Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, the Liquidity Agreement and the Transaction Documents.
* * * * *

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first written above:

ANIXTER RECEIVABLES CORPORATION, as the Seller
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

ANIXTER INC., as the initial Servicer
By:	/s/ Rod Shoemaker
	Name:	Rod Shoemaker
	Title:	V.P. — Treasurer

Signature Page to
Amendment No. 7 to Amended and Restated Receivables Purchase Agreement

FALCON ASSET SECURITIZATION COMPANY LLC By: JPMorgan Chase Bank, N.A., its attorney-in-fact
By:	/s/ Joel Gedroic
	Name:	Joel Gedroic
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Financial Institution, a Managing Agent and as Agent
By:	/s/ Joel Gedroic
	Name:	Joel Gedroic
	Title:	Executive Director

Signature Page to
Amendment No. 7 to Amended and Restated Receivables Purchase Agreement

THREE PILLARS FUNDING LLC (f/k/a Three Pillars Funding Corporation)
By:	/s/ Doris Hearn
	Name:	Doris Hearn
	Title:	Authorized Signatory

SUNTRUST BANK, as a Financial Institution
By:	/s/ Robert Maddox
	Name:	Robert Maddox
	Title:	Director

SUNTRUST ROBINSON HUMPHREY, INC., as a Managing Agent
By:	/s/ Joseph R. Franke
	Name:	Joseph R. Franke
	Title:	Director

Signature Page to
Amendment No. 7 to Amended and Restated Receivables Purchase Agreement

SCHEDULE A
COMMITMENTS OF FINANCIAL INSTITUTIONS; PURCHASE LIMITS
FALCON PURCHASE GROUP
PURCHASE GROUP LIMIT: $125,000,000

Financial Institution	Back-up Commitment	Liquidity Commitment

JPMorgan Chase Bank, N.A.	$125,000,000	$127,500,000
THREE PILLARS PURCHASE GROUP
PURCHASE GROUP LIMIT: $75,000,000

Financial Institution	Back-up Commitment	Liquidity Commitment

SunTrust Bank	$75,000,000	$76,500,000

EXHIBIT IV

Bank Name	Address	ABA	Account Name	Lockbox ID #	Account #	Account Type	Lockbox Address	Lockbox Agreements
Bank of America, N.A.	231 South LaSalle St. Chicago, IL 60697	026009593	Credit Card		8666000209	Deposit		N/A
			Depository	98908	8666600206	Deposit	P.O. Box 98908 840 Canal Chicago, IL 60693	Yes

Bank of America, N.A.	1401 Elm Street Dallas, TX 75202	026009593	WireXpress	847481	3751592314	Deposit	P.O. Box 847481 Dallas, TX 75284-7481	Yes
			Depository	847428	3751592291	Deposit	P.O. Box 847428 Dallas, TX 75284-7428	Yes

EXHIBIT XII
Form of Weekly Report
[attached]

EXHIBIT XIII
Form of Daily Report
[attached]